UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EASTERN LIGHT CAPITAL, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	94-3240473 (I.R.S. Employer Identification No.)

Richard Wrensen, Chief Executive Officer
100 Pine Street, Suite 560 - San Francisco, California 94611
(415) 693-9500
(Agent for Services and Address and Telephone Number, including Area Code, of Registrant’s Offices)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed offering price per unit	Proposed aggregate offering price		Amount of registration fee
Common Shares, $ .01par value	298,763 Shares	$4.00	$1,195,052	(2)	$138.75
Rights to purchase common shares	298,763 Rights	N/A	N/A		$0.00	(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

(2)	Represents the aggregate gross proceeds from the exercise of the maximum number of rights that may be issued.

(3)
Pursuant to Rule 457(g) of the Securities Act of 1933, no separate registration fee is required for the rights because the rights are being registered in the same registration statement as the common shares of the Registrant underlying the rights.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May [ __], 2011

EASTERN LIGHT CAPITAL, INCORPORATED

Up to 298,763 Common Shares
Issuable Upon Exercise of the Subscription Rights

EASTERN LIGHT CAPITAL, INCORPORATED, or “ELC”, is distributing at no charge on a pro rata basis to all existing holders of our common shares of beneficial interest, non-transferable subscription rights to purchase up to an aggregate of 298,763 common shares of beneficial interest, $.01 par value, at a subscription price of $4.00 per share, for up to an aggregate purchase price of $1,195,052 in cash as provided herein.   Each shareholder will receive one (1) subscription rights for every two (2) of our common shares owned on May 31, 2011 and each subscription right will entitle its holder to purchase one (1) common share at the subscription price.  We will not issue fractional rights, but rather will round down the aggregate number of subscription rights you are entitled to receive to the nearest whole number.

The purpose of the rights offering is to raise equity capital in a cost-effective manner that gives all of our shareholders the opportunity to participate.  The net proceeds of the rights offering will be used to partially satisfy our NYSE Amex listing requirements, implement a new broader, business plan, to undertake potential business or investment opportunities, and for general working capital purposes (including expenses related to our status as a public company). See “Use of Proceeds.”

The subscription rights will be distributed and exercisable beginning on May 31, 2011, the record date of the rights offering.  The subscription rights will expire and will have no value if they are not exercised prior to 5:00 p.m., Eastern Time, on June 30, 2011, the expected expiration date of the rights offering.   ELC may, in its sole discretion and without notice to you, extend the rights offering one or more times or cancel or modify the rights offering at any time for any reason. You should carefully consider whether or not to exercise your subscription rights before the expiration date.

There is no minimum number of rights that must be exercised in order to complete the rights offering.  Shareholders who do not participate in the rights offering will continue to own the same number of shares, but will own a smaller percentage of the total shares outstanding.  Rights that are not exercised by the expiration date will expire and have no value. Any shares that are not purchased by existing shareholders may be purchased by a standby investor, pursuant to a standby purchase agreement.  See “Standby Purchase Agreement.”

We are distributing the rights and offering the underlying common shares directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid for any such services in connection with the rights offering.  Computershare, Inc. (“CS”) is acting as the subscription agent for the rights offering.   CS is charging certain fees for providing these services, which are incorporated into our schedule of estimated expenses below.

The subscription rights may not be sold or transferred except that they may be transferred for no consideration to affiliates of the recipient and transferred by operation of law.

Shares of ELC are traded on the NYSE American Stock Exchange (AMEX) under the trading symbol “ELC.”  The volume-weighted closing price of ELC’s common shares during the 12 months to March 31, 2011 was approximately $4.93

	Per Share	Aggregate
Subscription Price	$4.00	$1,195,052
Estimated Expenses	$0.16	$47,139
Net Proceeds to ELC	$3.84	$1,147,917

INVESTING IN OUR COMMON SHARES INVOLVES SIGNIFICANT RISKS.  SEE “RISK FACTORS.”

Neither the Securities and Exchange Commission (“SEC”) nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

 The date of this prospectus is May [___], 2011.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any free writing prospectus we may authorize to be delivered to you. We have not, and have not authorized anyone else, to provide you with different or additional information. We are not making an offer of securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

As used in this prospectus, “ELC,” “Company,” “we,” “our” and “us” refer to Eastern Light Capital, Incorporated, unless stated otherwise or the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Throughout this prospectus and the documents incorporated by reference in this prospectus we make “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements include the words “may,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and similar words as well as statements relating to our acquisition, development and expansion plans, objectives or expectations, our liquidity projections and similar topics. These forward-looking statements generally relate to our plans, objectives, prospects and expectations for future operations and results and are based upon what we consider to be reasonable future estimates. Although we believe that our plans, objectives, prospects and expectations reflected in, or suggested by, such forward-looking statements are reasonable at the present time, we may not achieve them or we may modify them from time to time. Furthermore, there is no assurance that any positive trends suggested or referred to in such statements will continue. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause our actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on those forward-looking statements. You should read this prospectus thoroughly with the understanding that actual future results may be materially different from what we expect. In particular, you should read the “Risk Factors” section of this prospectus for information regarding risk factors that could affect our results.

The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting us, summarizes several factors that could cause our actual results to differ materially from those anticipated or expected in these forward-looking statements:

•	general economic conditions in market areas where we conduct business;

•	the regulatory environment;

•	fluctuations in interest rates;

•	costs related to pursuing broader business strategies;

•	the ability of ELC to maintain its REIT status;

•	the performance of existing investments or new investments that ELC may make; and

•	other material items.

We undertake no obligation to update publicly forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and assumptions relevant to our business in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K incorporated by reference herein. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

The following summary provides an overview of certain information about ELC and this offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus and the documents we incorporate by reference. You should read this entire prospectus and the documents that we incorporate by reference carefully before making a decision about whether to invest in our securities.

ELC

Eastern Light Capital, Incorporated  (“ELC”) was incorporated in Delaware on December 12, 1995.  Prior to July 2, 2008, ELC was known as Capital Alliance Income Trust, Ltd. ELC has elected to be treated for tax purposes as a real estate investment trust (REIT). As such, ELC is exempt from federal income tax, to the extent that its income is distributed to shareholders.

Historically, ELC has emphasized the Mortgage Investment Business, focusing on higher yielding, non-conforming, first and second mortgage residential whole loan investments. The company has not originated or acquired any new investment mortgages since March 31, 2006.  Due to the relentless deterioration in residential market values, today ELC’s investments primarily consist of real estate that has been acquire via foreclosure, and managing its portfolio of mortgage notes receivable.

ELC’s shares are listed for trading on the NYSE Amex (“AMEX”) under the symbol of "ELC." Depending on a number of factors, ELC could lose its AMEX listing. Currently, ELC does not satisfy the AMEX’s minimum shareholder equity requirements.

As of March 31, 2011 ELC’s shareholder’s equity balance was approximately $2,851,000 below the AMEX required minimum threshold of $6,000,000.  Although we are committed to increasing our shareholder’s equity balance above the threshold prior to the November 7, 2011 deadline, there are no assurances that our efforts will satisfy the stockholder equity standard or that the AMEX will not accelerate the compliance date.

We currently have two full time employees and a part time employee.  Upon completion of the rights offering, the net proceeds will partially offset the AMEX’s continued listing requirements and allow us to undertake new business or investment opportunities .See “Use of Proceeds.”

The Rights Offering

Overview of Rights Offering
We are offering our shareholders as of May 31, 2011, the record date,  the right to subscribe for and purchase common shares pursuant to the exercise of subscription rights. Each subscription right includes a subscription right evidenced by non-transferable subscription rights certificates.  We may issue up to 298,763shares upon the completion of the rights offering and  may receive gross proceeds of $1,195,052 in cash, as provided herein.

Subscription Rights
We will distribute to each shareholder of record on May 31, 2011, at no charge, one (1) non-transferable subscription rights for every two (2) of our common shares then owned. Each subscription right will entitle its holder to purchase one (1) common share at a subscription price of $4.00 per share.  The aggregate number of rights you may exercise appears on your subscription rights certificate and will be rounded down to the nearest whole number based on the number of shares owned as of the record date.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be quoted for trading on the AMEX or on any other stock exchange or market.

Trading Market	Our common shares are quoted on the AMEX under the symbol “ELC.”

Subscription Price	$4.00 per share, which shall be paid in cash.

Record Date	May 31, 2011

Expiration Date
5:00 p.m., Eastern Time, on June 30, 2011.  ELC may, in its sole discretion and without notice to you, extend the rights offering one or more times or cancel or modify the rights offering at any time for any reason.  In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Shares Outstanding Before the Rights Offering	Approximately 597,527 common shares are outstanding.

Shares Outstanding After Completion of the Rights Offering	We expect 896290 common shares will be outstanding immediately after completion of a fully subscribed rights offering.

Procedure for Exercising Rights
You may exercise your subscription rights by properly completing and executing your subscription rights certificate and delivering it, together with the subscription price for the common shares for which you wish to subscribe, to the subscription agent on or prior to the expiration date.  If you use the mail, we recommend that you use insured, registered mail, return receipt requested.  If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

Subscription Agent
Computershare, Inc. (“CS”)  is our subscription agent for the rights offering. All subscription rights certificate and election forms, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to the subscription agent prior to 5:00 p.m., Eastern Time, on June 16, 2011. The subscription agent will hold funds received in payment for common shares until the rights offering is completed or is withdrawn or canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned as soon as practicable, without interest.

No Revocation
All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at a subscription price of $4.00 per share.

Standby Purchase Agreement
We have entered into a standby purchase agreement pursuant to which Richard J. Wrensen (our Chairman and Chief Executive Officer) and/or a newly formed affiliate will act as standby investor and has agreed to acquire from us at $4.00 per share up to 298,763 common shares, subject to possible reduction under certain circumstances. See “Standby Purchase Agreement.”

Purchase Intention of Our Directors and Officers
Richard Wrensen, ELCs Chairman and Chief Executive Officer, has beneficial ownership of 129,833 shares and has indicated that he will exercise his shareholder rights fully.   In addition, we have entered into a standby purchase agreement pursuant to which Richard Wrensen and/or an affiliate, will act as standby investor under the standby purchase agreement.  See “Standby Purchase Agreement.” Ace J. Blackburn, Jr. has beneficial ownership of 780 shares and has not indicated that he will exercise his shareholder rights fully.  Alan R. Jones has beneficial ownership of 915 shares and has not indicated that he will exercise his shareholder rights fully.  James L. Grainer has beneficial ownership of 600 shares and has not indicated if he will exercise his shareholder rights.

Following the rights offering, our trustees and executive officers, together with their affiliates, are expected to own approximately 198,192 common shares, or approximately 22% of our total outstanding common shares, if all our shareholders exercise their subscription rights and 198,192 common shares, or approximately 30% of our total outstanding common shares, if no shareholders, other than trustees, executive officers and affiliates, exercise their subscription rights.

Payment Adjustments
If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment.  If the payment exceeds the amount necessary for the full exercise of your subscription rights, the excess will be returned to you, without interest, as soon as practicable.

How Rights Holders Can Exercise Rights Through Others
If you hold our common shares through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form or other rights offering materials.

How Foreign Shareholders and Other Shareholders Can Exercise Rights
The subscription agent will not mail rights certificates to you if you are a shareholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address.  Instead, we will have the subscription agent hold the subscription rights certificates for your account.  To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law.  If you do not follow these procedures by such time, your rights will expire and will have no value.

Material United States Federal Income Tax Consequences
For U.S. federal income tax purposes, ELC believes you should not recognize income or loss upon receipt or exercise of a subscription right, however, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances.

Delivery of Shares
ELC’s transfer agent will send you certificates representing the common shares you purchased in the rights offering as soon as practicable after the expiration of the rights offering, whether you exercise your rights immediately before that date or earlier. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive share certificates. Instead, the Depository Trust Company, which we refer to as DTC, will credit your account with your nominee with the common shares you purchased in the rights offering as soon as practicable after the expiration of the rights offering.

No Recommendation to Rights Holders
An investment in our common shares must be made pursuant to your evaluation of your best interests. Accordingly, our board of trustees does not make any recommendation to you regarding whether you should exercise your rights or purchase our common shares.

Use of Proceeds
The purpose of the rights offering is to raise equity capital in a cost-effective manner that gives all of our shareholders the opportunity to participate.   The net proceeds of the rights offering will be used to partially satisfy our NYSE Amex listing requirements, implement a new broader, business plan for ELC, to undertake new business or investment opportunities and for general working capital purposes (including expenses related to our status as a public company).  See “Use of Proceeds.”

Risk Factors
Before you exercise your subscription rights to purchase common shares, you should be aware that there are risks associated with your investment, including the risks described in the section captioned “Risk Factors”. You should carefully read and consider these risk factors together with all of the other information included in this prospectus before you decide to exercise your subscription rights to purchase our common shares.

Additional Information
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding us that we file electronically with the SEC.  See “Where You Can Find More Information.”

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. See “Incorporation by Reference.”

Questions
You should direct any questions or requests for assistance concerning the method of subscribing for common shares or for additional copies of this prospectus to Computershare, Inc, the subscription agent, by calling, if you are located within the United States, Canada or Puerto Rico, (800) 962-4284 (toll free) or, if you are located outside the U.S., (303) 262-0600 (collect).

For additional information concerning the rights offering, see “The Rights Offering.”

RISK FACTORS

An investment in our common shares involves risks.  Anyone who is making an investment decision regarding our securities should carefully consider the following risk factors, together with all of the other information included in, or incorporated by reference into, this prospectus before making that decision. Some of these factors relate principally to our business. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Relating to ELC

Changes in interest rates may negatively affect the value of our assets and the trading price of our stock.

Our investment in certain assets will generally decline in value if long-term interest rates increase.  If interest rates were to rise from their current historically low levels, it may affect the market perceived or actual value of our assets and consequently our stock price may decline in value.

Legislative, regulatory or tax changes or actions, or significant litigation, could adversely affect us or the businesses in which we are engaged.

The mortgage industry is extensively regulated. We are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of operations. Laws and regulations may change from time to time and are typically primarily intended for the protection of borrowers, and not to benefit our shareholders. The impact of any changes to laws and regulations or other actions by regulatory agencies may negatively affect us or our ability to increase the value of our business. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Additionally, actions by regulatory agencies or significant litigation against us could require us to devote significant time and resources to defending our business and may lead to penalties that materially affect us and our shareholders.

Our business strategy includes growth plans. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

Commencing with the initial planning and after the steps that we intend to take using the proceeds from the rights offering, we intend to pursue a profitable growth strategy within our existing markets and possibly in new markets. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by small capitalization companies .We cannot assure you that we will be able to attain profitability in our existing markets or successfully enter new markets or that any such expansion will not adversely affect our results of operations.  In addition, our existing status as a REIT imposes certain restriction on ELC’s operations, which may affect PW’s ability to pursue growth opportunities.  Future uncertainties could have a material adverse effect on our business, future prospects, financial condition or results of operations and could adversely affect our ability to successfully implement our business strategy.

We may fail to remain qualified as a REIT.

Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the U.S. Internal Revenue Code.  Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control.  In addition, legislation, new regulations, administrative interpretations or court decisions might change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

Future economic opportunities, market conditions, legal situations, tax consequences or other considerations might cause us to revoke the REIT election.

Factors may cause us to lose our NYSE Amex Stock Exchange listing.

We could lose our listing on the AMEX depending on a number of factors, including failure to qualify as a REIT, or failure to meet the AMEX ongoing listing requirements, including those relating to the number of shareholders, the price of our common shares and the amount and composition of our assets and our shareholders’ equity balance.

As of March 31, 2011 we do not satisfy the AMEX’s continued listing requirements on account of a deficiency in our shareholder’s equity balance. The March 31, 2011 shortfall is approximately $2,851,000.  Although ELC is committed to increasing our shareholder’s equity balance above the required minimum threshold of $6,000,000 prior to the November 7, 2011 deadline, there are no assurances that our efforts will satisfy the stockholder equity standard or that the NYSE Amex will not accelerate the compliance date.

Risks Related to the Rights Offering

The future price of our common shares may be less than the $4.00 purchase price per share in the rights offering.

If you exercise your subscription rights to purchase common shares in the rights offering, you may not be able to sell common shares later at or above the $4.00 purchase price in the rights offering. The actual market price of our common shares could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, business conditions in our markets and the general state of the securities markets and the market for other stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, currency and exchange rate fluctuations, and general economic and market conditions, such as downturns in the economy, recessions and the continued decline in residential real estate values.

Once you exercise your subscription rights, you may not revoke them. If you exercise your subscription rights and, afterwards, the public trading market price of our common shares decreases below the subscription price, you will have committed to buying common shares at a price above the prevailing market price and could have an immediate unrealized loss. Our common shares are quoted on the AMEX under the symbol “ELC,” and the last reported sales price of ELC’s common shares on the AMEX on March 31, 2011 was $4.65 per share and the volume-weighted closing price of ELC’s common shares during the 12 months to March 31, 2011 was $4.93.  We cannot assure you that the market price of our common shares will not decline after you exercise your subscription rights. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your common shares at a price equal to or greater than the subscription price.

The subscription price determined for the rights offering is not an indication of the value of our common shares.

The price of the shares offered in the rights offering was determined by us based on a variety of factors, including the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices for our common shares, the need for working capital and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. The subscription price, although less than our book value per common share,  is not necessarily related to our liquidation book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offering. You should not assume or expect that, after the rights offering, our common shares will trade at or above the subscription price. ELC can give no assurance that our common shares will trade at or above the subscription price in any given time period.

The rights offering may reduce your percentage ownership in ELC.

Current shareholders who do not exercise their subscription rights will experience dilution.  Even if shareholders exercise all of their subscription rights, they may still experience dilution due to rounding down of fractional subscription rights and the commitment by the standby investor to purchase any shares that are not purchased by existing shareholders.

You may not revoke your exercise of rights; we may modify, extend or cancel the rights offering.

Once you have exercised your subscription rights, you may not revoke your exercise even if you learn information about us that you consider to be unfavorable. We may modify, extend or cancel the rights offering at our sole discretion, without notice to you.  If we modify the rights offering, the modifications may be unfavorable to your interests.  If we cancel the rights offering, neither we nor the subscription agent will have any obligation to you with respect to the rights except to return any payment received by the subscription agent, without interest or penalty.

You may not be able to sell the shares you buy in the rights offering until you receive your share certificates or your account is credited with the common shares.

If you purchase our common shares in the rights offering by submitting a rights certificate and payment, ELCs transfer agent will mail you a share certificate as soon as practicable after June 30, 2011, or such later date as to which the rights offering may be extended. If your shares are held by a custodian bank, broker, dealer or other nominee and you purchase our common shares, your account with your nominee will be credited with the common shares you purchased in the rights offering as soon as practicable after the expiration of the rights offering. Until your share certificates have been delivered or your account is credited, you may not be able to sell your shares even though the common shares issued in the rights offering will be quoted for trading on the AMEX. The share price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

Our common shares represent equity interests in ELC and there is no limitation on the amount of indebtedness we may incur in the future.

Our common shares are equity interests in ELC. As such, our common shares rank junior to any indebtedness and other non-equity claims with respect to assets available to satisfy claims on ELC.  Additionally, unlike indebtedness, for which principal and interest would be payable on specified due dates, in the case of our common shares dividends are payable only when, as and if declared by our board of directors and depend on, among other things, our results of operations, financial condition, debt service requirements, other cash needs and any other factors our board may deem relevant or as required by law. We may also incur substantial amounts of additional debt and other obligations that will rank senior to our common shares.

Please comment on ELC’s future dividend policy.

Holders of our common shares are entitled to receive dividends when declared by our board of directors. ELC, however, has not attained annual profitability since 2005, has not declared a dividend since 2006 and has a net operating loss carry forward of approximately $11,000,000.  Dilution due to the current rights offering and/or failure to implement a successful growth strategy may negatively affect our ability to pay any future dividends. You should not expect that future dividends will be paid until the net operating loss is fully utilized or expires and sustainable profitability is restored.

Low trading volume in our common shares may adversely affect your ability to resell shares at prices you find attractive, or at all.

Our common shares are traded on the AMEX. The average daily trading volume for our common shares is less than larger institutions. During the 12 months to March 31, 2011, the average daily trading volume for our common shares on the AMEX was approximately 2,214 shares. Due to its relatively small trading volume, sales of our common shares may place significant downward pressure on the market price of our common shares. Furthermore, it may be difficult for holders to resell their shares at prices they find attractive, or at all.

The price of our common shares may fluctuate significantly and this may make it difficult for you to resell our common shares when you want or at prices you find attractive.

The market value of our common shares will likely continue to fluctuate in response to a number of factors, most of which are beyond our control. The market value of our common shares may also be affected by conditions affecting the financial markets generally, including the recent volatility of the trading markets. These conditions may result in: (i) fluctuations in the market prices of stocks generally and, in turn, our common shares; and (ii) sales of substantial amounts of our common shares in the market, in each case to a degree that could be unrelated or disproportionate to any changes in our operating performance. Such market fluctuations could adversely affect the market value of our common shares. A significant decline in our share price could result in substantial losses for shareholders.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

What is the rights offering?

We are distributing, at no charge, to holders of our common shares, non-transferable subscription rights to purchase our common shares. You will receive one (1) subscription rights for each two (2) common shares you owned as of May 18, 2011, the record date. Each subscription right entitles the holder to purchase one common share of ELC as described below. The shares to be issued in the rights offering, like our existing common shares, will be quoted on the AMEX under the symbol “ELC.”

What is a subscription right?

A subscription right gives our shareholders the opportunity to purchase one of our common shares at a subscription price of $4.00 per share. The number of subscription rights distributed will be rounded down to the nearest whole number.   No fractional subscription rights will be issued.  For example, if you owned 100 common shares as of the record date, you would receive fifty (50) subscription rights and would have the right to purchase fifty (50) common shares for $4.00 per share. You may exercise all or a portion of your subscription rights or you may choose not to exercise any subscription rights.

If you hold an ELC share certificate, the number of rights you may exercise pursuant to your subscription rights is indicated on the rights certificate accompanying this document. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, DTC will issue subscription rights to your nominee record holder, who should contact you in respect of any exercise of your rights during the subscription period. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

Why are we conducting a rights offering?

The purpose of the rights offering is to raise equity capital in a cost-effective manner that gives all of our shareholders the opportunity to participate.   The net proceeds of the rights offering will be used to partially satisfy the Amex’s continued listing requirement,  to implement a new, broader business plan, to undertake new business or investment opportunities and, to the extent any proceeds remain, for general working capital purposes (including expenses related to our status as a public company).  See “Use of Proceeds.”

How was the $4.00 per share subscription price determined?

The price of the shares offered in the rights offering was determined by us based on a variety of factors, including the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices for our common shares, the need for working capital and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. The subscription price, although less than our book value per share, is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offering. You should not assume or expect that, after the rights offering, our common shares will trade at or above the subscription price. ELC can give no assurance that our common shares will trade at or above the subscription price in any given time period.

What is the offering to the standby investor?

We have entered into a standby purchase agreement with Richard J. Wrensen, our Chairman and Chief Executive Officer, pursuant to which he or an affiliate may purchase all the unsubscribed shares, subject to certain limitations. The standby purchase commitments are subject to certain conditions as set forth in such standby purchase agreement and described in the following question and answer. The price per share paid by any standby investor for such common shares will be equal to the subscription price paid by our shareholders in the rights offering.  See “Standby Purchase Agreement.”

How many shares will the standby investor purchase as part of the rights offering?

The standby investor may acquire up to 298,371 common shares less the actual amount of shares subscribed for by other shareholders pursuant to the exercise of shareholder rights and a qualification  that following the offering the five largest investors’ cumulative ownership does not exceed 45% of  ELC’s ownership.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of common shares you own will not change. However, if you choose not to exercise your subscription rights in full, your ownership interest in ELC will be diluted as a result of the rights offering.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and full payment of the subscription price prior to the expiration of the rights offering, which, unless extended, is June 30, 2011, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on June 30, 2011, by which you must provide it with your instructions to exercise your subscription rights and payment for your shares.  We may, in our sole discretion, extend the rights offering one or more times or cancel or modify the rights offering at any time, without notice to you. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on June 30, 2011 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed or quoted on the AMEX or any other stock exchange or market. Rights certificates may only be completed by the shareholder who receives the certificate.

Has our board of trustees made a recommendation to our shareholders regarding the rights offering?

No. Our board of trustees is making no recommendation regarding your exercise of subscription rights. Shareholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our common shares will trade; therefore, we cannot assure you that the market price for our common shares will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. See “Risk Factors” for a discussion of some of the risks involved in investing in our common shares.

How do I exercise my subscription rights?

You may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together with the subscription price for each common share you subscribe for, to the subscription agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.” If you hold our common shares through a broker, custodian bank or other nominee, see “The Rights Offering—Notice to Beneficial Owners.”

What should I do if I want to participate in the rights offering but my shares are held in the name of my custodian bank, broker, dealer or other nominee?

If you hold our common shares through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

What should I do if I want to participate in the rights offering, but I am a shareholder with a foreign address or a shareholder with an APO or FPO address?

The subscription agent will not mail rights certificates to you if you are a shareholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

If I exercise my subscription rights, when will I receive the common shares I purchased in the rights offering?

We will deliver certificates representing the common shares purchased in the rights offering as soon as practicable after the expiration of the rights offering and after all pro rata allocations and adjustments have been completed. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., Eastern Time, on the third business day after the expiration date of the rights offering, which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

What form of payment is required to purchase the common shares?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full U.S. currency by personal or certified check or bank draft payable to “Computershare as Subscription Agent for Eastern light Capital,” drawn upon a U.S. bank.  Wires may be sent to:

Bank of America
39322 Treasury Center
Chicago, IL  60694
ABA: 121000358
Account #: 2304087
Account name: Computershare as Subscription Agent for Eastern Light Capital

May shareholders in all states participate in the rights offering?

Although we intend to distribute the rights to all shareholders, we reserve the right in some states to require shareholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired, or to impose other requirements on participation consistent with applicable state laws.  The rights are not being offered in any jurisdiction where the offer is not permitted under all applicable laws, including without limitation state laws.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase common shares in the rights offering.

Will our trustees and officers participate in the rights offering?

Richard Wrensen, ELC’s Chief Executive Officer and Chairman of the Board, has beneficial ownership of 129,833 shares  and has indicated that he will fully exercise his shareholder rights. In addition, Richard J. Wrensen or an affiliate, will act as standby investor under the standby purchase agreement.  See “Standby Purchase Agreement.” Ace J. Blackburn, Jr. has beneficial ownership of 780 shares and has not indicated that he will exercise his shareholder rights fully.  Alan R. Jones has beneficial ownership of 915 shares and has not indicated that he will exercise his shareholder rights fully.  James  L. Grainer has beneficial ownership of  600 shares and has not indicated if he will exercise his shareholder rights.

Will the standby investor receive any compensation for the standby commitments?

No. The standby investor is not receiving compensation for its standby commitment.

What effects will the offering have on our outstanding common shares?

A fully subscribed offering will increase the total outstanding common share balance from 597,608 to 896,371shares.

How much will we receive in  proceeds from the offering?

The gross proceeds from a fully subscribed offering will be approximately $1.2 million. The net proceeds will be approximately $1.1 million.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights will result in the purchase of additional common shares and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the caption “Risk Factors.”

What are the material United States Federal income tax consequences of exercising my subscription rights?

ELC believes shareholders will not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering.  For a detailed discussion, see “Material United States Federal Income Tax Consequences.”  You should consult your tax advisor as to the particular consequences to you of the rights offering.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your payment because the subscription agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase common shares in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Who should I contact if I have other questions?

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, or if you have any questions about us or the rights offering, please contact our subscription agent, Computershare, by calling, if you are located within the United States, Canada or Puerto Rico, (800) 962-4284 (toll free) or, if you are located outside the U.S., (303) 262-0600 (collect).

COMPANY OVERVIEW

Eastern Light Capital, Incorporated  (“ELC”) was incorporated in Delaware on December 12, 1995.  Prior to July 2, 2008, ELC was known as Capital Alliance Income Trust, Ltd. ELC has elected to be treated for tax purposes as a real estate investment trust (REIT). As such, the trust itself is exempt from federal income tax, to the extent that its income is distributed to shareholders.

Historically, ELC has emphasized the Mortgage Investment Business, focusing on higher yielding, non-conforming, first and second mortgage residential whole loan investments. The company has not originated or acquired any new investment mortgages since March 31, 2006.  Due to the relentless deterioration in residential market values, today ELC’s investments primarily consist of real estate that has been acquire via foreclosure, and managing its portfolio of mortgage notes receivable.

ELC’s shares are listed for trading on the NYSE Amex (“AMEX”) under the symbol of "ELC." Depending on a number of factors, ELC could lose its AMEX listing. Currently, ELC does not satisfy the AMEX’s minimum shareholder equity requirements.

As of March 31, 2011 ELC’s shareholder’s equity balance was approximately $2,851,000 below the AMEX’s required minimum threshold of $6,000,000.  Although we are committed to increasing our shareholder’s equity balance above the threshold prior to the November 7, 2011 deadline, there are no assurances that our efforts will satisfy the stockholder equity standard or that the AMEX will not accelerate the compliance date.

We currently have two full time employees and a part time employee.  Upon completion of the rights offering, the net proceeds will partially offset the Amex’s continued listing requirements and allow us to undertake new business or investment opportunities .See “Use of Proceeds.”

Our offices are located at 100 Pine Street, Suite 560, San Francisco, California 94111.  We can be reached through at (415) 693-9500.

Assets

Mortgage investment loans are held until prepayment, maturity, sale, or foreclosure. ELC has non-conforming mortgage loans on one-to-four unit residential properties secured by first and second deeds of trust.  These loans are primarily secured by California real estate.

ELC seeks to maximize the value of its loan portfolio through active asset management. Asset management involves mortgage loan servicing and real estate owned (“REO”) management.  Loan servicing consists of collecting payments from borrowers, making required advances, accounting for principal and interest payments, holding borrowed proceeds in escrow until fulfillment of mortgage loan requirements, contacting delinquent borrowers, and in the event of unremedied defaults performing other administrative duties including supervising foreclosures. REO is the result of foreclosure.

Only ELC owned mortgage loans are serviced. ELC does not acquire loan servicing rights or maintain a loan’s servicing rights at disposition. REO management includes all of the supervisory and administrative processes of leasing, collecting rents, overseeing repairs, preparing a foreclosed asset for sale, listing the asset for sale, negotiating the sales contract and reviewing the closing documentation.

The current real estate market is characterized by both a lack of available credit and declining residential property valuations.  Due to these conditions the Company’s focus on selling real estate owned is highly challenging. The current conditions are expected to extend through calendar year 2011.

As of March 31, 2011, the mortgage investment portfolio totaled $1,038,234, consisting of 8 loans, of which 2 loans totaling $23,318 or 2% of the portfolio loan value were delinquent over 60 days. As of March 31, 2011, ELC owns five real estate properties with a reported value of $3,448,746.

DIRECTORS AND OFFICERS

Board of Trustees

Our Board of Trustees currently consists of four Directors. Each director was elected to a three year term that is scheduled to expire at the Annual Shareholder’s meeting, in the noted year: Richard J. Wrensen, Chairman (2011); Ace J. Blackburn, Jr.(2013); Alan R. Jones (2012) and James L. Grainer (2011).

Officers

Richard J. Wrensen serves as Chief Executive Officer. Mr. Wrensen (55) has over 25 years of diversified experience in management consulting, real-estate and business administration.   Mr. Wrensen has an M.B.A. from the University of California, Berkeley and a B.S. Accounting from the University of Florida, Gainesville.  Andrea Barney is our Controller and Chief Accounting officer.

THE RIGHTS OFFERING

General

We are distributing to the holders of our common shares, at no cost to the holders, non-transferable rights to purchase our common shares. We will distribute to each shareholder who owned shares at the end of the day on May 30, 2011, the record date, one (1) right for each two (2) common shares held of record.  Each subscription right entitles the holder to purchase one common share at a price of $4.00 per share.  We will not issue fractional rights; the number of subscription rights we offer to each shareholder will be rounded down to the nearest whole number.

There will be no public market for the rights. The subscription rights may not be sold or transferred except that they may be transferred for no consideration to affiliates of the recipient and transferred by operation of law.

Subscription Rights

With your subscription right, you may purchase one common shares per subscription right, subject to delivery of the required documents and payment of the subscription price of $4.00 per share, prior to the expiration of the rights offering. You may exercise all or a portion of your subscription rights.

Expiration Time

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on June 30, 2011, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable.  We will not be required to issue our common shares to you if the subscription agent receives your rights certificate or payment, after the expiration date, regardless of when you sent the rights certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.  We may extend the expiration of the rights offering, in which case we expect to give oral or written notice to the subscription agent of the extension as soon as practicable. If we elect to extend the expiration of the rights offering, we expect to issue a press release announcing such extension no later than the next business day after the board of trustees determines to extend the rights offering.

If you hold your common shares in the name of a custodian bank, broker, dealer or other nominee, your must rely on your nominee to exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline for you that may be before the 5:00 p.m., Eastern Time, June 30, 2011, expiration date that we have established for the rights offering.

Standby Purchase Agreement

We have entered into a standby purchase agreement pursuant to which a standby investor, Richard J. Wrensen, may acquire from us at $4.00 per share up to 298,763 common shares, subject to reductions under certain circumstances outlined in the Standby Purchase Agreement.  Richard J. Wrensen is ELC’s Chairman and Chief Executive Officer.  ELC may only sell to the standby investor the portion of the 298,763 common shares that are not purchased by our shareholders through the exercise of their subscription rights. See “Standby Purchase Agreement.”

Reasons for the Rights Offering

Substantially all of ELC’s income consists of short term rental payments that it receives pursuant to the leasing of its foreclosed upon real estate assets and mortgage interest income.   Meanwhile, ELC’s expenses continue to rise, including in particular its costs of complying with the laws, regulations and rules that apply as a result of ELC’s public company status.  As a result of the foregoing, the amount of free cash flow available to ELC’s shareholders is expected to decline over time unless additional  investment capital is secured. Accordingly, in order to justify continuing as a public company, ELC is seeking to broaden its business strategy to include new investments and to partially address its current AMEX shareholder’s equity deficiency. The proceeds from the Rights Offering will provide working capital to pursue the expanded business strategy.  See “Use of Proceeds.”

No Board or Financial Advisor Recommendation

You must make your decision whether to exercise your rights based on your own evaluation of your financial situation and our offer. Our board of directors makes no recommendation to any holder of rights or other person regarding the exercise of their rights or the subscription for shares of our common shares.

Exercise of Subscription Rights

Important! Please carefully read the instructions accompanying the subscription rights certificate and follow those instructions in detail. Do not send subscription rights certificates to us.

You are responsible for choosing the payment and delivery method for your subscription, and you bear the risks associated with your choices. If you have a subscription rights certificate and choose to deliver it and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., Eastern Time, on June 30, 2011. Because uncertified personal checks may take at least five business days to clear, we strongly urge you to pay, or arrange for payment, by means of certified check or bank draft drawn upon a U.S. bank.

Method of Exercise

The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment (and such payment has cleared) by 5:00 p.m., Eastern Time, on June 30, 2011, the expiration date of the rights offering. Rights holders may exercise their rights as follows:

•
Subscription by Registered Holders.  Rights holders who are registered holders of our common shares may exercise their subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with payment in full in cash, of the subscription price for each common share for which they subscribe, to the subscription agent at the address set forth under the subsection entitled “Delivery of Subscription Materials and Payment,” on or prior to the expiration date,  or, if you cannot deliver your subscription rights certificate to the subscription agent prior to the expiration date, you may follow the guaranteed delivery procedures described under the caption “— Guaranteed Delivery Procedures.” Your payment, in any case, must be received and cleared prior to 5:00 p.m., Eastern Time, on June 30, 2011.

•
Subscription by Beneficial Owners.  Rights holders who are beneficial owners of our common shares and whose shares are registered in the name of a broker, custodian bank or other nominee, and rights holders who hold common shares certificates and would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their broker, custodian bank or other nominee or institution to exercise their rights and deliver all documents and payment on their behalf, prior to the expiration date. A rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such rights holder, its broker, custodian, nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment (and such payment has cleared).

To indicate your decision with respect to your subscription rights, you should complete and return to your broker, dealer, custodian bank or other nominee, the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, dealer, custodian bank or other nominee with the other subscription rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate form be issued to you. You should contact your broker, dealer, custodian bank or other nominee if you do not receive appropriate rights offering documentation, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive appropriate rights offering documentation from your broker, dealer, custodian bank or other nominee or if you receive it without sufficient time to respond.

•
Subscription by DTC Participants. Banks, trust companies, securities dealers and brokers that hold our common shares on the rights offering record date as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise their subscription rights on the same basis as if the beneficial owners were record holders on the rights offering record date through the Depository Trust Company, or DTC. Such holders may exercise these rights through DTC’s PSOP Function on the “agents subscription over PTS” procedure and instructing DTC to charge their applicable DTC account for the subscription payment for the new shares or indicating to DTC that such holder intends to pay for such rights through the delivery to the Company by the holder of an equivalent amount of principal and accrued and unpaid interest of indebtedness owed by the Company to such holder, or a combination thereof, and deliver such amount to the subscription agent. DTC must receive the subscription instructions and payment for the new shares by the rights expiration date. Except as described under the subsection titled “Guaranteed Delivery Procedures,” subscriptions accepted by the subscription agent via a Notice of Guaranteed Delivery must be delivered to the subscription agent with payment before the expiration of the subscription period.

Irrespective of the exercise method you choose, your subscription rights will not be considered exercised unless the subscription agent actually receives from you, your broker, dealer, custodian bank or other nominee, as the case may be, all of the required documents (including those referenced under the caption “— Guaranteed Delivery Procedures” if you are following the guaranteed delivery procedures) and your full subscription price payment (and your payment has cleared) prior to 5:00 p.m., Eastern Time, on June 16, 2011, the scheduled expiration date of the rights offering.

Method of Payment

Payments must be made in full in US currency by:

•	check or bank draft drawn on a U.S. bank, or postal telegraphic or express, payable to “Computershare as Subscription Agent for Eastern Light Capital”; or

•	money order payable to “Computershare as Subscription Agent for Eastern light capital”; or

•	wire transfer of immediately available funds directly to the bank account maintained by Computershare, Inc., as Subscription Agent. To wire funds send to:

Bank of America
39322 Treasury Center
Chicago, IL  60694
ABA: 121000358
Account #: 2304087
Account name: Computershare as Subscription Agent for Eastern Light Capital.

Rights certificates received after 5:00 p.m., Eastern Time, on June 30, 2011, the expiration date of the rights offering, will not be honored, and we will return your payment to you as soon as practicable, without interest or deduction.

The subscription agent will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by the subject agent; or

•	receipt by the subscription agent of any certified bank check draft drawn upon a U.S. bank; or

•	receipt by the subscription agent of any U.S. Postal money order; or

•	receipt by the subscription agent of any appropriately executed wire transfer.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US; ALL RIGHTS OFFERING MATERIAL MUST BE SENT TO THE SUBSCRIPTION AGENT (SEE “DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT”). Except as described below under “Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is your or your nominee’s responsibility, not ELC’s or the subscription agent’s responsibility.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period.

Unless a rights certificate provides that the common shares are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the subscription agent. See “Signature Guarantee.”

Guaranteed Delivery Procedures

The subscription agent will grant you three business days after the expiration date to deliver the rights certificate if you follow the following instructions for providing the subscription agent notice of guaranteed delivery. On or prior to the expiration date, the subscription agent must receive payment in full in cash, as provided herein, for all common shares subscribed for through the exercise of the subscription rights, together with a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this prospectus either by mail or overnight carrier, that specifies the name of the holder of the rights and the number of common shares subscribed for. If applicable, it must state separately the number of shares subscribed for through the exercise of the subscription rights and a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States must guarantee that the properly completed and executed rights certificate for all common shares subscribed for will be delivered to the subscription agent within three business days after the expiration date. The subscription agent will then conditionally accept the exercise of the rights and will withhold the certificates for common shares until it receives the properly completed and duly executed rights certificate within that time period.

We expect that the exercise of your subscription rights may be made through the facilities of The Depository Trust Company, or DTC. If your rights are held of record through DTC, you may exercise your subscription rights through DTC’s PSOP function, instructing DTC to charge your applicable DTC account for the subscription payment for the new common shares and deliver such amount to the rights agent. DTC must receive the subscription instructions and payment for the new shares by the expiration date.

Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses set forth under “Delivery of Subscription Materials and Payment.”

Signature Guarantee

Signatures on the subscription rights certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the subscription agent. Eligible Guarantor Institutions that provide signature guarantee services include banks, brokers, dealers, credit unions, national securities exchanges and savings associations. This type of guarantee is commonly referred to a Medallion Guarantee. Signatures on the subscription rights certificate do not need to be guaranteed if the subscription rights certificate:

•	provides that the common shares you are purchasing are to be delivered directly to the record owner of the subscription rights; or

•
is submitted for the account of a member firm of a registered national securities exchange or a member of FINRA, or a commercial bank or trust company having an office or correspondent in the United States.

Notice to Beneficial Holders

If you are a broker, a trustee or a depositary for securities who holds our common shares for the account of others as of the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold our common shares for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common shares on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Notice to Beneficial Owners

If you are a beneficial owner of our common shares or will receive subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common shares directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form”. You should receive the “Beneficial Owners Election Form” from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Ambiguities in Exercise of the Subscription Rights

If you do not specify the number of rights being exercised on your subscription rights certificate, or if your payment is not sufficient to pay the total purchase price for all of the shares that you indicated you wish to purchase, you will be deemed to have exercised the maximum number of rights that could be exercised for the amount of the payment that the subscription agent receives from you.

If your payment exceeds the total purchase price for the number of shares of common shares that you have indicated you wish to exercise on your subscription rights certificate, your payment will be applied until depleted as follows:

1.	to subscribe for the number of common shares that you indicated on the subscription rights certificate you wish to purchase through your subscription rights; and

2.	to subscribe for additional common shares until your subscription rights have been fully exercised.

If we do not apply your full subscription price payment to your purchase of shares, the subscription agent will return in cash the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the rights offering.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We may, at our sole discretion:

•	waive any defect or irregularity;

•
permit any defect or irregularity, including without limitation with respect to legal compliance, to be corrected within any periods of time that we set, which periods of time may differ for different subscriptions and subscribers;

•	reject the purported exercise of any right by reason of any defect or irregularity, including without limitation with respect to legal compliance.

We will not accept any exercise of subscription rights until all defects and irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and neither we nor they will be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form, or if your exercise would require us to expend time or resources to help cure defects or irregularities or confirm their absence, including without limitation to make submissions or pay fees to any state in order to perfect compliance with state securities laws or to help resolve any other legal compliance issue. We reserve the right not to accept the exercise of your subscription rights if our issuance of our common shares to you could be deemed unlawful under any applicable law.

Subscribers’ Fees and Expenses

You are responsible for paying all commissions, fees, taxes and other expenses that you incur in exercising your subscription rights.

No Revocation

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at the subscription price.

Right to Cancel Offering

We reserve the right, at our sole discretion, at any time prior to delivery of the common shares offered by this prospectus, to extend the rights offering one or more times or cancel or modify the rights offering at any time for any reason, without notice to you.

Regulatory Limitations

ELC is not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor is ELC distributing or accepting any offers to purchase any of our common shares from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or other regulations to accept or exercise the subscription rights. ELC may delay the commencement of the rights offering in those states or other jurisdictions, or change the time period or other terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, ELC also has the sole discretion to delay or deny allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. ELC may decline to make modifications to the terms of the rights offering required by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

Rights as a Shareholder

You will have no rights as a shareholder with respect to the common shares you subscribe for in the rights offering until certificates representing common shares are issued to you or your account at your nominee is credited with the common shares purchased in the rights offering.

Non-Transferability of the Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone except that they may be transferred for no consideration to affiliates of the recipient and transferred by operation of law. The subscription rights will not be quoted for trading on the AMEX or any other stock exchange or market. Our common shares issuable upon exercise of the subscription rights will be listed on the AMEX under the ticker symbol “ELC”.

Subscription Agent

Computershare is acting as the subscription agent for the rights offering under an agreement with us. We will pay the fees and expenses of the subscription agent and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering.

Delivery of Subscription Materials and Payment

You should deliver your subscription rights certificate and payment of the subscription price in cash and/or securities, as provided herein, or, if applicable, notice of guaranteed delivery, to the subscription agent by one of the methods described below:

If delivering by Hand/Mail/Overnight Courier:

Computershare
250 Royall Street
Attn: Corporate Actions - Subscriptions
Canton, MA 02021

Delivery to any address or by a method other than those set forth above does not constitute valid delivery. The subscription agent will hold funds received in payment of the subscription price until the rights offering is completed or cancelled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned as soon as practicable, without interest.

Questions About Exercising Subscription Rights

If you have any questions regarding completing a rights certificate or submitting payment or documentation in the rights offering,  please contact our subscription agent, Computershare, by calling, if you are located within the United States, Canada or Puerto Rico, (800) 962-4284 (toll free) or, if you are located outside the U.S., (303) 262-4284 (collect).

Dilution

Rights holders may experience dilution of their equity ownership interest in us if they do not exercise their rights. Even if shareholders exercise all of their subscription rights, they may still experience dilution due to rounding down of fractional subscription rights and the commitment by the standby investor to purchase any shares that are not purchased by existing shareholders.

Determination of Subscription Price

The price of the shares offered in the rights offering was determined by us based on a variety of factors, including the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices for our common shares, the need for working capital and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offering. You should not assume or expect that, after the rights offering, our common shares will trade at or above the subscription price. ELC can give no assurance that our common shares will trade at or above the subscription price in any given time period.

Purchase Intentions of Trustees and Officers

Richard Wrensen, ELC’s Chairman of the Board, has beneficial ownership of 129,833 shares as of March 31, 2011 and has indicated that he will exercise his shareholder rights fully, up to the amount of shares exercisable consistent with the Code’s restrictions on individual ownership, applying the Code’s restrictions on individual ownership for the year’s second half  to the entire year. In addition, Richard J. Wrensen or an affiliate of Mr. Wrensen will act as standby investor under the standby purchase agreement.  See “Standby Purchase Agreement.” Ace J. Blackburn, Jr. has beneficial ownership of 780 shares as of March 31, 2011and has not indicated that he will exercise his shareholder rights fully.  Alan R. Jones has beneficial ownership of 915 shares as of March 31, 2011 and has not indicated that he will exercise his shareholder rights fully.  James L. Grainer has beneficial ownership of 600 shares as of March 31, 2011 and has not indicated if he will exercise his shareholder rights.

Foreign and Certain Other Shareholders

The subscription agent will not mail rights certificates to you if you are a shareholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

Common Shares Outstanding After the Rights Offering

Immediately after the completion of a fully subscribed offering, 896,371 common shares will be outstanding.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of our common shares by persons who hold the securities as capital assets (within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)). It does not purport to address the federal income tax consequences applicable to all categories of holders, including holders subject to special treatment under federal income tax laws, such as insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or foreign persons (defined as all persons other than U.S. persons). This summary does not address persons who are not U.S. Shareholders (as defined herein).

This summary is based on current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT OUR INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

General

The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation, as described herein and as represented by us, will enable us to continue to meet the requirements for qualification and taxation as a REIT. Our opinion is not binding on the Internal Revenue Service (“IRS”) or the courts. It is based on various assumptions relating to our organization and operation. Our qualification and taxation as a REIT depends upon our ability to meet on a continuous basis, through actual annual operating results, (i) income and asset composition tests, (ii) specified distribution levels, (iii) diversity of beneficial ownership, and (iv) various other qualification tests (discussed below) imposed by the Code. No assurance can be given that we actually have satisfied or will satisfy such tests on a continuous basis. Our failure to qualify as a REIT in prior years could adversely affect our eligibility for REIT status in subsequent years. See “Failure to Qualify.”

The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions are technical and complex and are subject to interpretation.

In general, if we qualify as a REIT, we will not be subject to federal corporate income taxes on the net income that we distribute currently to our shareholders. This treatment substantially eliminates the “double taxation” (taxation at both the corporation and shareholder levels) that generally results from an investment in stock of a “C” corporation (that is, a corporation generally subject to the full corporate-level tax). We will, however, still be subject to federal income and excise tax in certain circumstances, including the following:

•	we will be taxed at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains;

•	we may be subject to the “alternative minimum tax” on our undistributed items of tax preference;

•
if we have (i) net income from the sale or other disposition of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, then we will be subject to tax on that income at the highest corporate rate. In general, “foreclosure property” is any property we acquire by foreclosure (or otherwise) on default of a lease of such property or a loan secured by such property;

•
if we have net income from prohibited transactions, such income will be subject to a 100% tax. In general, “prohibited transactions” are sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business;

•
if we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but preserve our qualification as a REIT by satisfying certain other requirements, then we will be subject to a 100% tax on the product of (a) the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability;

•
if we fail to distribute for each calendar year at least the sum of (i) 85% of our REIT ordinary income, (ii) 95% of our REIT capital gain net income, and (iii) any undistributed taxable income from prior years, then we will be subject to a 4% excise tax on the excess of the required distributions over the actual distributions;

•
if we acquire any asset from a “C” corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and if we recognize gain on the disposition of such asset during the ten-year period beginning on the date we acquire the asset, then the asset’s “built-in” gain (the excess of the asset’s fair market value at the time we acquired it over the asset’s adjusted basis at that time) will be subject to tax at the highest regular corporate rate;

•	we may elect to retain and pay income tax on some or all of our long-term capital gain, as described below;

•
if it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined below) on the basis of arm’s length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, then we will be subject to a tax equal to 100% of those amounts; and

•	we may be required to pay monetary penalties if we fail to satisfy certain requirements for REIT qualification as the price for maintaining our REIT status.

Requirements for Qualification

The Code defines a REIT as a corporation, trust, or association:

•	that is managed by one or more trustees or directors;

•	the ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

•	the beneficial ownership of which is held by 100 or more persons;

•
no more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

•	that meets certain other tests, described below, regarding the composition of its income and assets; and

•	whose taxable year is the calendar year.

The first four requirements must be satisfied during the entire taxable year, and the fifth must be satisfied during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). We will be treated as satisfying the sixth requirement for any taxable year for which we comply with the regulatory requirements and we do not know, or exercising reasonable due diligence would not have known, that we failed to satisfy such condition.

A trust may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

Income Tests.  To remain qualified as a REIT, we must satisfy two gross income tests in each taxable year. First, at least 75% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources such as rents from real property (as defined below), dividends and gain from the sale or disposition of shares in other REITs, interest on obligations secured by real property, and earnings from certain temporary investments. Second, at least 95% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents received by a REIT (which include charges for services customarily furnished or rendered in connection with real property and rent attributable to personal property leased in connection with real property) will generally qualify as “rents from real property,” subject to certain restrictions, including:

•	the amount of rent must not be based, in whole or in part, on the income or profits of any person (with an exception for rents based on fixed percentages of the tenant’s gross receipts or sales);

•	the REIT (or a direct or indirect owner of 10% or more of the REIT) may not own (directly or constructively) 10% or more of the tenant (a “Related Party Tenant”);

•	the amount of rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease; and

•
the REIT generally may not operate or manage the property or furnish or render services to the tenants except through (i) a taxable REIT subsidiary (described below) or (2) an “independent contractor” that satisfies certain stock ownership restrictions, that is adequately compensated and from whom the REIT derives no income. We are not required to use a taxable REIT subsidiary or independent contractor to the extent that any service we provide is “usually or customarily rendered” in connection with the rental of space for occupancy only and is not considered “rendered to the tenants.”

If, for any taxable year, we fail to satisfy the 75% gross income test, the 95% gross income test, or both, we may nevertheless preserve our REIT status if we satisfy certain relief provisions under the Code. In general, relief will be available if (i) our failure to meet one or both of the gross income tests is due to reasonable cause rather than willful neglect and (ii) we attach a schedule to our federal corporate income tax return indicating the nature and amount of our non-qualifying income. However, it is impossible to state whether in all circumstances we would be entitled to the benefit of the relief provisions. As discussed above under “General ,” even if we qualify for relief, a tax would be imposed with respect to the amount by which we fail the 75% gross income test or the 95% gross income test.

At present, we only render services to our tenants that are  “usually or customarily” provided..

Asset Tests.  To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature of our assets:

•
at least 75% of the value of our total assets must be represented by real estate assets, including (a) interests in real property and interests in obligations secured (or deemed, for these purposes, to be secured) by real property, (b) our proportionate share (determined in accordance with our capital interest) of real estate assets held by the operating partnership and any other partnership in which we are a partner, (c) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (that is, at least five-years) public debt offering, (d) stock in other REITs and (e) cash, cash items and federal government securities;

•	no more than 25% (20% for taxable years beginning before August 1, 2008) of the value of our total assets may be securities of one or more taxable REIT subsidiaries (defined below); and

•
except for (a) securities in the 75% asset class, (b) securities in a taxable REIT subsidiary or qualified REIT subsidiary (defined below), and (c) certain partnership interests and debt obligations: (i) the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets; (ii) we may not own more than 10% of any one issuer’s outstanding voting securities; and (iii) we may not own more than 10% of the total value of any one issuer’s outstanding securities. However, if (i) the value of the assets causing us to violate the 5% or 10% tests does not exceed the lesser of (A) 1% of the value of our assets at the end of the quarter in which the violation occurs, or (B) $10,000,000, and (ii) we cure the violation by disposing of such assets within 6 months after the end of the quarter in which we identify the failure, then we will not lose our REIT status.

Currently, ELC does not have any active subsidiaries, but it may in the future hold assets through one or more corporate subsidiaries that satisfy the requirements to be treated as “qualified REIT subsidiaries” or a “taxable REIT subsidiary.”  In the future, ELC may also hold assets through one or more partnerships in which it is a partner, but ELC is not now a partner in any partnership.

•
Taxable REIT Subsidiary. To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must make a joint election by filing a Form 8875 with the IRS. A taxable REIT subsidiary pays tax at regular corporate rates on its earnings, but such earnings may include types of income that might jeopardize our REIT status if earned by us directly. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm’s length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate.

•
Qualified REIT Subsidiary. A qualified REIT subsidiary is disregarded for federal income tax purposes, which means, among other things, that for purposes of applying the gross income and assets tests, all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as ours. A subsidiary is a qualified REIT subsidiary if we own all the stock of the subsidiary (and no election is made to treat the subsidiary as a taxable REIT subsidiary). We may also hold assets through other entities that may be disregarded for federal income tax purposes, such as one or more limited liability companies in which we are the only member.

If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share (based on its share of partnership capital) of the assets of the partnership and will be deemed to earn its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Thus, our proportionate share (based on our share of partnership capital) of the assets, liabilities and items of income of any partnership in which we are a partner will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. Actions taken by partnerships in which we may come to own an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions (described above).  At present ELC is not a partner in any partnership.

If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.

If we were to fail to satisfy the asset tests at the end of any quarter and the relief provisions discussed earlier do not apply, then we will still maintain our REIT status provided (i) our failure to satisfy the relevant asset test was due to reasonable cause and was not due to willful neglect, (ii) we file a schedule with the IRS describing the assets causing the violation, (iii) we cure the violation by disposing of the assets within 6 months after the end of the quarter in which we identify the failure, and (iv) we pay a penalty tax of the greater of (A) $50,000 or (B) the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure.

Annual Distribution Requirements. To qualify as a REIT, we must also distribute to our shareholders, dividends (other than capital gain dividends) in an amount at least equal to (i) the sum of (A) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our “net capital gain”) plus (B) 90% of our after-tax net income (if any) from foreclosure property, minus (ii) the sum of certain items of non-cash income (including, among other things, cancellation of indebtedness income and original issue discount). In general, the distributions must be paid during the taxable year to which they relate. We may also satisfy the distribution requirements with respect to a particular year provided we (1) declare a sufficient dividend before timely filing our tax return for that year and (2) pay the dividend within the 12-month period following the close of the year, and on or before the date of the first regular dividend payment after such declaration.

To the extent we fail to distribute 100% of our net capital gain, or we distribute at least 90% but less than 100% of our “REIT taxable income” (as adjusted), we will be subject to tax at regular corporate rates on the undistributed amounts. Furthermore, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.

Dividends declared by us in October, November or December of any calendar year and payable to shareholders of record on a specified date in such month, are treated as paid by us and as received by our shareholders on the last day of the calendar year (including for excise tax purposes), provided we actually pay the dividends no later than in January of the following calendar year.

We intend to make timely distributions sufficient to meet the annual distribution requirements. It is possible that from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. The shortfall may, for example, be due to differences between the time we actually receive income or pay an expense, and the time we must include the income or may deduct the expense for purposes of calculating our REIT taxable income. As a further example, the shortfall may be due to an excess of non-deductible cash outlays such as principal payments on debt and capital expenditures, over non-cash deductions such as depreciation.

Under certain circumstances, if we fail to meet the distribution requirement for a taxable year, we may correct the situation by paying “deficiency dividends” to our shareholders in a later year. By paying the deficiency dividend, we may increase our dividends paid deduction for the earlier year, thereby reducing our REIT taxable income for the earlier year. However, if we pay a deficiency dividend, we will have to pay to the IRS interest based on the amount and timing of any deduction taken for such dividend.

Failure to Qualify.  Beginning with our 2005 taxable year, if we would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above (other than an asset or income test violation for which one of the relief provisions described earlier is available), then our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for each violation.

If we fail to qualify for taxation as REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we do not qualify will not be deductible by us, nor will they be required to be made. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which our qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Accordingly, our failure to qualify as a REIT for a prior taxable year could adversely affect our qualification as a REIT for the current or subsequent taxable years, even if we otherwise satisfy the REIT requirements for the current or subsequent taxable years.

For any year in which we fail to qualify as a REIT, any distributions that we make generally will be taxable to our shareholders as ordinary income to the extent of our current or accumulated earnings and profits. Subject to certain limitations in the Code, corporate shareholders receiving such distributions may be eligible to claim the dividends received deduction, and such distributions made to non-corporate shareholders may qualify for preferential rates of taxation.

Taxation of Subscription Rights

The following discussion is a summary of the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering and the common shares received upon exercise of the subscription rights. This summary applies to you only if you are a U.S. Shareholder, acquire your subscription rights in the rights offering and you hold your subscription rights or common shares issued to you upon exercise of the subscription rights, as capital assets for tax purposes.  This discussion is based on laws, regulations, rulings and decisions in effect on the date of this registration filing, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

This discussion related to Taxation of Subscription Rights applies only to holders who are U.S. persons, which is defined as a citizen or resident of the United States, a domestic corporation, any estate the income of which is subject to U.S. federal income taxation regardless of source, and any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has a valid election in place to be treated as a U.S. person.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the rights offering or the related share issuance.  The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws.  Accordingly, we urge each holder of our common shares to consult his or its own tax advisor with respect to the particular tax consequences to such holder of the rights offering and the exercise of the subscription rights, including state and local tax consequences.

Receipt of Subscription Rights.  The receipt of subscription rights pursuant to the rights offering should be treated as a nontaxable distribution with respect to your existing common shares for U.S. federal income tax purposes. Under Section 305 of the Code, a shareholder who receives a right to acquire shares will in certain circumstances, be treated as having received a taxable dividend in an amount equal to the fair market value of such right. The application of this rule is very complex and subject to uncertainty.  However, we believe that pursuant to Section 305 of the Code and the Treasury regulations promulgated thereunder, the receipt of subscription rights should generally not be taxable to a shareholder. Consequently, the discussion below assumes that the receipt of subscription rights will be treated as a nontaxable distribution.

Tax Basis in Subscription Rights.  If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing common shares on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate basis between your existing common shares and the subscription rights in proportion to the relative fair market values of the existing common shares and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing common shares and the subscription rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

On the other hand, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing common shares on the date you receive the subscription rights, then you must allocate your basis in your existing common shares between the existing common shares and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

The fair market value of the subscription rights on the date the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common shares on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Holding Period in Subscription Rights.  Your holding period in a subscription right will include your holding period in the common shares with respect to which the subscription right was distributed.

Exercise of Subscription Rights.  Generally, you will not recognize gain or loss on the exercise of subscription rights. Your tax basis in a new common share acquired when you exercise a subscription right will generally be equal to the sum of: (1) your adjusted tax basis, if any, in the subscription right; and (2) the subscription price you paid for such shares. The holding period for common shares acquired when you exercise your subscription right will begin on the date of exercise.

Not Exercising Subscription Rights. If you do not exercise your subscription rights, you should not recognize any gain or loss for U.S. federal income tax purposes and any portion of the tax basis in your existing common shares previously allocated to the subscription rights not exercised should be re-allocated to the existing common shares.

Taxation of U.S. Shareholders of Common Shares

As used in this section, the term “U.S. Shareholder” means a holder of common shares or preferred shares who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.

Dividends.  Currently we enjoy a significant Net Operating Loss (“NOL”) carry forward (approximately $11,000,000).  Until the NOL is fully utilized, expires or its utilization is limited, the declaration of a current earnings and profits distribution would be the return of capital and currently exempt  from  federal  income tax (although the investor’s tax basis would require a reduction for the dividend received). Thereafter, as long as we qualify as a REIT, and distributions are made to our taxable U.S. Shareholders out of current or accumulated earnings and profits (and are not designated as capital gain dividends), such distributions will be reportable as ordinary income, will be ineligible for the corporate dividends received deduction, and except in circumstances that we do not expect to arise, also will not qualify for the lower rate applicable to qualifying dividends paid to non-corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held our shares. Thus, with certain limitations, capital gain dividends received by a U.S. Shareholder who is an individual may be eligible for preferential rates of taxation. However, U.S. Shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.  We may elect to pay dividends partly in our common shares, in which event a U.S. Shareholder generally will be taxable on the value of our shares received as a dividend. However, we have not paid a dividend since 2006.

We may elect not to distribute part or all of our net long-term capital gain, and pay corporate tax on the undistributed amount. In that case, a U.S. Shareholder will (i) include in its income, as long-term capital gain, its proportionate share of the undistributed gain, and (ii) claim, as a refundable tax credit, its proportionate share of the taxes paid. In addition, a U.S. Shareholder will be entitled to increase its tax basis in our shares by an amount equal to its share of the undistributed gain reduced by its share of the corporate taxes paid by us on the undistributed gain. As discussed earlier (see “Requirements for Qualification - Annual Distribution Requirements”), we may pay certain dividends in January that will be taxable to shareholders as if paid in the immediately preceding calendar year.

Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares as to which the distributions were made, and will reduce the adjusted basis of the shareholder’s shares. To the extent these distributions exceed the shareholder’s adjusted basis in its shares, the distributions will be included in the shareholder’s income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

Shareholders may not claim our net operating losses or net capital losses (if any) on their individual income tax returns. Distributions with respect to, and gain from the disposition of, our shares will be treated as “portfolio income” and, therefore, U.S. Shareholders that are subject to the passive activity loss limitations will be unable to claim passive activity losses against such income.

Sale of Shares.  When a U.S. Shareholder sells or otherwise disposes of our shares, the shareholder will recognize capital gain or capital loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the shareholder’s adjusted tax basis in the shares for tax purposes. The gain or loss will be long-term gain or loss if the U.S. Shareholder has held the shares for more than one year. Long-term capital gain of a non-corporate U.S. Shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. Shareholder on a disposition of shares that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent the shareholder received distributions from us that were treated as long-term capital gains. Capital losses generally are deductible only to the extent of a U.S. Shareholder’s capital gain.

Backup Withholding.  We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. Shareholder may be subject to backup withholding tax with respect to dividends paid unless the shareholder (i) is a corporation or comes within certain other exempt categories and, if required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. An individual U.S. Shareholder may satisfy these requirements by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Shareholders who do not provide us with their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. Any amount withheld will be creditable against the U.S. Shareholder’s income tax liability.

Other Tax Consequences

We and our shareholders may be subject to state or local taxation in various state and local jurisdictions, including those in which we or they transact business or reside. State and local tax laws may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

STANDBY PURCHASE AGREEMENT

We have entered into a standby purchase agreement with our Chairman and Chief Executive Officer, Richard J. Wrensen. We have agreed with the standby investor, subject to certain conditions, that he, or a newly formed affiliate, shall acquire from us at the subscription price of $4.00 per share the maximum number of common shares permitted by the Code’s restrictions on the ownership of a REIT  less five percent .   ELC shall only sell to the standby investor the lesser of the portion of the 298,763 common shares that are not purchased by our shareholders through the exercise of their subscription rights or the maximum amount allowable pursuant to Code restrictions less five percent.  The obligations of the standby investor will not be subject to the purchase of any minimum number of shares, but are subject to the following conditions:

•
that no order suspending the effectiveness of the registration statement or any amendment or supplement thereto shall have been issued and no proceedings for such purpose shall be pending before or, to our knowledge or the knowledge of the standby investor, threatened by the SEC and any requests for additional information by the SEC (to be included in the registration statement for the rights offering, in this prospectus or otherwise) shall have been complied with in all material respects;

•	our continued compliance with the Code’s restrictions on ownership concentration, less five percent (applying the year’s second half requirements to the entire year);

•
that our representations and warranties and those of the standby investor contained in the standby purchase agreement shall be true and correct in all material respects as of the closing date, and that we, as well as the standby investor, shall have performed all covenants and agreements required to be performed at or prior to the closing date; and

•	we shall have conducted the rights offering substantially in the manner described in this prospectus.

The following table sets forth the potential share commitment of the standby investor. The actual commitment, however, will be restricted to a smaller number of shares on account of Code limitations on the concentration of REIT ownership. At this time, the size of the commitment cannot be determined.

Name	Share Commitment

Richard J. Wrensen (1) or a to be formed affiliate	up to 298,763

Total	up to 298,763

(1) Richard J. Wrensen is ELC’s Chairman and Chief Executive Officer

The standby purchase agreement provides that it may be terminated by the standby investor  upon the occurrence of the following events:

•	prior to the closing of the rights offering, if we experience a material adverse change on our financial condition from our financial condition at March 31, 2011; or

•	the suspension of trading in our common shares; or

•
the establishment of limited or minimum prices for the common shares or a general suspension of trading in or the establishment of limited or minimum prices on the AMEX or the Nasdaq National Market, any banking moratorium, any suspension of payments with respect to banks in the United States or a declaration of war or national emergency in the United States; or

•	if we materially breach the standby purchase agreement and such breach is not cured within the time period specified in the standby purchase agreement; or

•	if the rights offering is not completed by July 31, 2011.

USE OF PROCEEDS

Currently, substantially all of ELC’s income consists of short term rental income from foreclosed upon real estate and residential mortgage interest income. At our current size and without additional investment income , ELC faces substantial constraints on its income generating potential. Nevertheless, ELC’s expenses will continue to rise, including in particular its costs of complying with the laws, regulations and rules that apply as a result of ELC’s public company status. Upon completion of the rights offering, the net proceeds will partially offset the Amex’s continued listing requirements and allow us to undertake new business or investment opportunities.

Also, as of March 31, 2011 ELC’s shareholder’s equity balance was approximately $2,851,000 below the AMEX’s required minimum threshold of $6,000,000.  Although we are committed to increasing our shareholder’s equity balance above the threshold prior to the November 7, 2011 deadline, there are no assurances that our efforts will satisfy the stockholder equity standard or that the AMEX will not accelerate the compliance date.

Accordingly, in order to justify continuing as a public company, ELC is seeking to broaden its business to include new investments.  The proceeds of the rights offering will be used to provide working capital for the initial steps of this business-development initiative.  Specifically, ELC will use the proceeds to  implement a new, broader business plan; to undertake diligence of potential business or investment opportunities; and for other purposes related to the intended business-broadening, and, to the extent any proceeds remain after the foregoing expenses are incurred, for general corporate purposes (including expenses related to our status as a public company).  ELC can give no assurance that it will be successful in its business-broadening plans.  See “Risk Factors.”

PLAN OF DISTRIBUTION

We are offering common shares to our shareholders of record as of May 31, 2011, through the distribution to those shareholders of nontransferable rights to purchase one (1) common shares for every two (2) common shares each shareholder beneficially owned on such date. The subscription price in the rights offering is $4.00 per share. We have entered into a standby purchase agreement, pursuant to which the standby investor has agreed to potentially purchase the unsubscribed common shares at $4.00 per share.

Determination of Subscription Price

The price of the shares offered in the rights offering was determined by us based on a variety of factors, including the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices for our common shares, the need for working capital and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offering. You should not assume or expect that, after the rights offering, our common shares will trade at or above the subscription price. ELC can give no assurance that our common shares will trade at or above the subscription price in any given time period.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our directors are authorized to issue 2,000,000 common shares. As of  March 31, 2011, there were 597,527 of our common shares , $.01 par value, outstanding. At that time, there were approximately 180 holders of record of our common shares. 896,371 common shares will be outstanding immediately after completion of a fully subscribed rights offering.

Each outstanding common share is entitled to one vote on all matters submitted to a vote of shareholders. Each outstanding common share will be entitled to such dividends as may be declared from time to time by our board of  directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to their proportionate shares of any assets remaining after payment of liabilities. Holders of our common shares have no right to convert or exchange their common shares into any other securities. No redemption or sinking fund provisions apply to our common shares. All outstanding common shares are, and all common shares to be outstanding upon completion of the rights offering will be, fully paid and nonassessable without any pre-emptive rights.

EXPERTS

Our consolidated balance sheets as of December 31, 2010 and December 31, 2009 and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2010 appearing in our Annual Report on Form 10-K for the year ended December 31, 2010 are incorporated by reference herein in reliance upon the report of  Armanino McKenna LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of the securities to be offered by this prospectus will be passed upon for us by Sheppard Mullin Richter & Hampton , LLP.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC.

The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules. The documents we incorporate by reference which we have previously filed with the SEC include:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010, September 30, 2010 and March 31, 2011;

•
Our Current Reports on Form 8-K filed on March 31, 2010,  April 19, 2010,  May 14, 2010,  May 24, 2010,  May 25, 2010,  July 1, 2010,  August 2, 2010,  August 24, 2010,  September 17, 2010, October 22, 2010, November 12, 2010, November 23, 2010, December 1, 2010, December 20, 2010, December 23, 2010, February 1, 2011,  February 14, 2011 and February 17, 2011;

•	The definitive proxy statement for our 2010 Annual Meeting of Shareholders;

•
All other reports filed with the SEC under Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed under Section 14 of the Exchange Act since March 31, 2011 and before the date of this prospectus.

For information on where to find these documents, see “Where You Can Find More Information.”

Additionally, all documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into the prospectus.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded. We will provide to each person to whom a prospectus is delivered, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  You may request this information by calling (415) 693-9500 ext 102 or by writing to Andrea Barney at 100 Pine Street – Suite 560, San Francisco California, 94111.

MATERIAL CHANGES

There have been no material changes to ELC’s financial condition or results of operations since the last filing of ELC’s 10-Q with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding us that we file electronically with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on May 18, 2011.

Eastern Light Capital, Incorporated

/s/ Richard J. Wrensen
By:	Richard J. Wrensen
Title:	CEO and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ace J. Blackburn, Jr.
By:	Ace J. Blackburn , Jr.
Title:	Board Member

/s/ Alan R. Jones
By:	Alan R. Jones
Title:	Board Member

/s/ James L. Grainer
By:	James L. Grainer
Title:	Board Member

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the common shares being registered.  All of the amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$138.75
Subscription Agent Fees and Expenses	$15,000.00
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$1,000.00
Cost of Printing	$5,000.00
Miscellaneous Expenses	$1,000.00
Total	$47,138.75

Item 15. Indemnification of Directors and Officers.

Pursuant to our charter, ELC indemnifies our officers and directors, provided that (a) there was no negligence or misconduct on such person’s part or (b) the conduct of the person was in good faith for a purpose which he reasonably believed to be in the best interest of ELC, and, in any criminal action, that the person had no reasonable cause to believe that his conduct was unlawful, and indemnification hereunder may be legally and validly made.  ELC has not obtained any other liability insurance for its officers and trustees.

Items 16. Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number	Description

5.1	Opinion of Sheppard Mullin Richter & Hampton, LLP (pending)
10.1	Standby Purchase Agreement (pending)
23.1	Consent of Armanino McKenna LLP, Independent Registered Public Accounting Firm (pending)
23.2	Form of Letter to Shareholders
99.1	Form of Subscription Rights Certificate (pending)
99.2	Form of Instruction for Use of ELC’s Subscription (pending)
99.3	Form of Letter to Brokers, Dealers, Trust Companies and Other Nominees (pending)
99.4	Form of Nominee Holder Certification (pending)
99.5	Form of Notice of Guaranteed Delivery (pending)
99.6	Form of Beneficial Owner Election (pending)

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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